UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2024

Smith Micro Software, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35525	33-0029027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Corporate Drive Pittsburgh, PA	15237
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (412) 837-5300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SMSI	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Securities Purchase Agreement- Registered Direct Offering
On October 1, 2024, Smith Micro Software, Inc. (the “Company”) entered into a securities purchase agreement (the “RDO Purchase Agreement”) with certain institutional and accredited investors (the “RDO Purchasers”) relating to the registered direct offering and sale of an aggregate of 3,321,881 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at an offering price of $1.165 per share of Common Stock (the “Offering”). The shares of Common Stock were offered by the Company pursuant to a prospectus supplement dated October 1, 2024, and accompanying prospectus dated May 12, 2022, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-264667), which was declared effective by the Securities and Exchange Commission (“SEC”) on May 12, 2022. A copy of the legal opinion of Buchanan Ingersoll & Rooney PC relating to the validity of the shares of Common Stock issued in the Offering is filed herewith as Exhibit 5.1.
Pursuant to the RDO Purchase Agreement, in a concurrent private placement, the Company also agreed to sell to the RDO Purchasers unregistered warrants (the “Common Warrants”) to purchase up to an aggregate of 3,321,881 shares of Common Stock (the “Common Warrant Shares”). Each unregistered Common Warrant has an exercise price of $1.04 per share, is exercisable at any time beginning six (6) months following their original issuance and will expire five years from the initial exercise date. Neither the Common Warrants nor the Common Warrant Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Common Warrants were, and Common Warrant Shares will be, issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors.
The gross proceeds to the Company from the completed Offering was approximately $3.87 million, before deducting offering expenses payable by the Company.
Securities Purchase Agreement- Private Placement Transaction
On October 1, 2024, the Company separately entered into a second securities purchase agreement (the “Private Placement Purchase Agreement”) with the Company’s Chief Executive Officer (the “Purchaser”) relating to a private placement transaction and sale of 2,575,107 unregistered shares of the Company’s Common Stock at an offering price of $1.165 per share of Common Stock (the “Shares”) and unregistered warrants (the “Private Placement Common Warrants”) to purchase up to an aggregate of 2,575,107 shares of Common Stock (the “Private Placement Common Warrant Shares”) (the “Private Placement”). Each unregistered Private Placement Common Warrant has an exercise price of $1.04 per share, is exercisable at any time beginning six (6) months following their original issuance and will expire five years from the initial exercise date; provided, however, that the Private Placement Common Warrants will not be exercisable if the exercise thereof would cause the Chief Executive Officer’s equity ownership of Company Common Stock to exceed 19.99%, unless and until such time as the Company has received approval from the Company’s stockholders in accordance with Nasdaq Listing Rule 5635(b). Neither the Shares, Private Placement Common Warrants nor the Private Placement Common Warrant Shares have been registered under the Securities Act. The Shares and Private Placement Common Warrants were, and Private Placement Common Warrant Shares will be, issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors.
The gross proceeds to the Company from the completed Private Placement was approximately $3.0 million, before deducting offering expenses payable by the Company. The Company anticipates holding a special meeting in early November to approve the transaction, so as to allow for future Private Placement Common Warrant exercises.

Closing of Transactions
The Company expects to use the net proceeds from the Offering and the Private Placement for working capital and general corporate purposes.
Each of the RDO Purchase Agreement and Private Placement Purchase Agreement (collectively, the “Purchase Agreements”) contain representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of each of the Purchase Agreements, and subject to certain exceptions, the Company has agreed not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or (ii) file any registration statement or amendment or supplement thereto, for a period of sixty (60) days following the closing of the Offering and the Private Placement, respectively. The Company has also agreed not to effect or enter into an agreement to effect any issuance of Common Stock or Common Stock equivalents involving a Variable Rate Transaction, as defined in each of the Purchase Agreements, for a period of six months following the closing of the Offering and the Private Placement, respectively.
Further, pursuant to the Purchase Agreements, the Company agreed that, on or before the thirtieth (30th) day following the closing of each of the Offering and the Private Placement, the Company will file a registration statement with the SEC registering for resale of the Common Warrant Shares issuable upon exercise of the Common Warrants, the Shares and the Private Placement Common Warrant Shares issuable upon exercise of the Private Placement Common Warrants. The Company has further agreed that such registration statement will be declared effective by the SEC no later than sixty (60) days following the closing of the Offering and the Private Placement.
Pursuant to the terms of an agreement previously entered into with Roth Capital Partners, LLC (“Roth”), which expired on September 29, 2024, Roth is entitled to receive certain “tail” compensation in the form of a cash fee of $54,000 and the Company has issued to Roth a warrant to purchase up to 20,000 shares of Company Common Stock (the “Roth Warrant”), which has substantially similar terms as the Common Warrants, except that the Roth Warrant has an exercise price of $1.46 and has an expiration date of 2.5 years from the effective date of the Offering.
The foregoing is only a summary of the material terms of the Common Warrants, Private Placement Common Warrants, Roth Warrant, the RDO Purchase Agreement and the Private Placement Purchase Agreement, and is qualified in its entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 4.1, 4.2, 4.3, 10.1 and 10.2, respectively, and incorporated by reference herein.
The foregoing summary and the exhibits hereto also are not intended to modify or supplement any disclosures about the Company in its reports filed with the SEC. In particular, the agreements and the related summary are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The agreements contain representations and warranties by the Company, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the agreements were made solely for the benefit of the parties to the agreements; may be subject to limitations agreed upon by the contracting parties, including being subject to confidential disclosures that may modify, qualify or create exceptions to such representations and warranties; may be made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the agreements are filed with this report only to provide investors with information regarding the terms of the transactions contemplated thereby, and not to provide investors with any other factual information regarding the Company. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in our public disclosures.

Item 3.02 Unregistered Sales of Equity Securities
The disclosures in Item 1.01 of this Form 8-K regarding the Common Warrants, Common Warrant Shares, Roth Warrant, Shares, Private Placement Common Warrants, and Private Placement Common Warrant Shares issuable thereunder are incorporated by reference into this Item 3.02.
Item 7.01 Regulation FD Disclosure.
On October 2, 2024, the Company issued a press release announcing the pricing of each of the Offering and the Private Placement, respectively. A copy of the press release is attached hereto as Exhibit 99.1.
On October 3, 2024, the Company issued a press release regarding the completion of the Offering and the Private Placement, respectively. A copy of the press release is attached hereto as Exhibit 99.2.
The information presented in Item 7.01 of this Current Report on Form 8-K and the accompanying press releases shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.
Forward-Looking Statements
This Current Report on Form 8-K and the press release contain forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions, plans, prospects or strategies of the Company. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this Current Report on Form 8-K and the press release are based on certain assumptions and analyses made by the management of the Company in light of their respective experience and perception of historical trends, current conditions and expected future developments and their potential effects on the Company as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Company will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit	Description

4.1	Form of Common Stock Purchase Warrant

4.2	Form of Private Placement Common Warrant

4.3	Form of Roth Warrant

5.1	Opinion of Buchanan Ingersoll & Rooney PC

10.1	Form of RDO Purchase Agreement by and among the Company and the Purchasers signatory thereto, dated October 1, 2024*

10.2	Form of Private Placement Purchase Agreement by and among the Company and the Purchasers signatory thereto, dated October 1, 2024*

23.1	Consent of Buchanan Ingersoll & Rooney (included in Exhibit 5.1)

99.1	Press Release dated October 2, 2024

99.2	Press Release dated October 3, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
______________
*Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish a copy any of the omitted exhibits or schedules upon request by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Smith Micro Software, Inc.

Date: October 3, 2024	By:	/s/ James M. Kempton
James M. Kempton
Vice President and Chief Financial Officer